UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

Cardinal Health, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

7000 Cardinal Place, Dublin, Ohio 43017
(Address of principal executive offices) (Zip Code)

(614) 757-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

     On May 14, 2007, Cardinal Health, Inc. (the “Company”) announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 11, 2007, among the Company, Eagle Merger Corp. (“Merger Sub”), a wholly owned subsidiary of the Company, and VIASYS Healthcare Inc. (“VIASYS”).

     Pursuant to the Merger Agreement, Merger Sub commenced a cash tender offer to acquire all of the outstanding shares of common stock of VIASYS, par value $0.01 per share (the “Shares”), at a price per share equal to $42.75, upon the terms and subject to the conditions disclosed in the Offer to Purchase included in the tender offer statement on Schedule TO and in the related Letter of Transmittal (as amended or supplemented from time to time) filed by the Company and Merger Sub with the U.S. Securities and Exchange Commission on May 23, 2007 (the “Offer”).

     The initial period of the Offer expired at 12:00 midnight, Eastern Daylight Time, at the end of Wednesday, June 20, 2007. On June 21, 2007, the Company announced in a press release that Merger Sub had commenced a subsequent offering period to acquire all remaining untendered Shares. The subsequent offering period expired at 6:00 p.m., Eastern Daylight Time, on Wednesday, June 27, 2007. According to Computershare Trust Company, N.A., the depositary for the Offer, as of 6:00 p.m., Eastern Daylight Time, June 27, 2007, a total of approximately 29.3 million Shares were validly tendered in the initial and subsequent offering periods of the Offer, which represent approximately 88% of all outstanding Shares. Merger Sub has accepted the Shares tendered during the subsequent offering period for payment pursuant to the terms of the Offer.

     On June 28, 2007, Merger Sub exercised its option under the Merger Agreement (the “Merger Option”) to acquire from VIASYS a number of additional Shares for $42.75 per Share, so that it would hold more than 90% of the outstanding Shares on a fully diluted basis after giving effect to the issuance of Shares pursuant to the Merger Option. The closing of the issuance of Shares pursuant to the Merger Option occurred on June 28, 2007.

     The Company is also announcing that effective as of 5:00 p.m., Eastern Daylight Time, on Thursday, June 28, 2007, Merger Sub acquired all of the remaining outstanding Shares by effecting a “short-form” merger under the General Corporation Law of the State of Delaware without action by any other stockholder since it had acquired more than 90% of the outstanding Shares. In the merger, Merger Sub merged with and into VIASYS, and VIASYS became a wholly owned subsidiary of the Company. In the merger, each Share was cancelled and (except for Shares held by the Company, Merger Sub or VIASYS, or any wholly owned subsidiary of VIASYS, the capital stock of Merger Sub, or Shares held by stockholders properly exercising dissenters’ rights under Delaware law) converted into the right to receive $42.75 per Share in cash, without interest.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: June 29, 2007	By: /s/ Ivan K. Fong
	Name:	Ivan K. Fong
	Title:	Chief Legal Officer and Secretary